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                                   EXHIBIT 21

                            VECTRA TECHNOLOGIES, INC.
                           SUBSIDIARIES OF THE COMPANY


Nuclear Packaging, Inc., a Washington corporation

Pacific Nuclear Storage Systems, Inc., a Washington corporation

Provident Union Insurance Company Limited, a Bermuda corporation

VECTRA Fuel Services, LLC, a Delaware corporation

VECTRA Government Services Inc., a Delaware corporation

VECTRA Nevada, Inc., a Nevada corporation



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